Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8, No. 0-8251) pertaining to the Molson Coors Savings and Investment Plan of our report dated June 27, 2007, with respect to the financial statements and supplemental schedule of the Molson Coors Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Clifton Gunderson LLP

Denver, Colorado

June 29, 2007